PRESS RELEASE

Acquisitions Contact:	Media Contact:

Mark D. Engstrom EVP — Acquisitions Healthcare Trust of America, Inc. 480.998.3478 markengstrom@htareit.com	Claire Koeneman President Financial Relations Board 312.640.6745 ckoeneman@mww.com

Healthcare Trust of America, Inc. Acquires the Smyth Professional Building located in
Baltimore, Maryland

Scottsdale, Arizona (December 30, 2009) – Healthcare Trust of America, Inc. (“HTA”), a self-managed, non-traded, real estate investment trust, announced the completed acquisition of a medical office building, known as the Smyth Professional Building, located in Baltimore, Maryland for approximately $11,250,000.

The approximately 62,000 square foot Smyth Professional Building is 98% leased, and is located on the campus of and is attached to Good Samaritan Hospital. Good Samaritan is a wholly owned subsidiary of MedStar Health, Inc., who, together with Johns Hopkins University, occupy approximately 61% of the building. MedStar Health is a not-for-profit health system, with a current A- rating from both Fitch and Standard and Poor’s. MedStar Health, which has a total of approximately 3,100 licensed beds and approximately 5,000 affiliated physicians, operates nine hospitals throughout Baltimore, Washington D.C. and Montgomery County, Maryland. In addition to the existing building, HTA acquired certain development opportunities as part of the transaction.

“This acquisition provides HTA entry into a new geographic market, with a very strong healthcare system,” stated Mark D. Engstrom, HTA’s Executive Vice President of Acquisitions.

Since January 2009, HTA has acquired over $371 million in assets. These assets include a total of 29 individual properties, representing approximately 1.6 million square feet.

For more information on Healthcare Trust of America, Inc. and to download the current prospectus, please visit www.htareit.com.

About Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. is a self-managed, publicly registered, non-traded real estate investment trust. HTA has made 48 geographically diverse acquisitions valued at approximately $1.3 billion based on purchase price, which includes 161 buildings and two real estate-related assets. HTA’s portfolio totals approximately 6.9 million square feet and includes 143 medical office buildings, five hospitals, nine skilled nursing and assisted living facilities and four other office buildings and real estate related assets located in 21 states, including: Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Maryland, Minnesota, Missouri, New Hampshire, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Wisconsin.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to the growth and value of HTA’s portfolio and the value that the investment adds to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of the property; the strength and financial condition of the tenants; uncertainties relating to the local economies of Baltimore, Maryland; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of HTA’s investment strategy; and other risk factors as outlined in HTA’s prospectus, as amended from time to time, and as detailed from time to time in HTA’s periodic reports, as filed with the Securities and Exchange Commission.